Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A dated February 10, 2011 of our report dated April 20, 2010 relating to the financial statements of SN Strategies Corp. (now known as China Shesays Medical Cosmetology Inc.) for the years ended December 31, 2009 and 2008 which appear in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ BAKER TILLY HONG KONG LIMITED

BAKER TILLY HONG KONG LIMITED
Certified Public Accountants
Hong Kong
February 10, 2011